Exhibit 99.1

Psychemedics Corporation Announces Third Quarter Earnings

Declares 77th Consecutive Quarterly Dividend

ACTON, Mass., Oct. 28, 2015 /PRNewswire/ -- Psychemedics Corporation (NASDAQ: PMD) today announced third quarter financial results for the period ended September 30, 2015. The Company also announced a quarterly dividend of $0.15 per share payable to shareholders of record as of November 9, 2015 to be paid on November 19, 2015. This will be the Company's 77th consecutive quarterly dividend.

The Company's revenue for the quarter ended September 30, 2015 was $7.1 million, versus $7.7 million for the quarter ended September 30, 2014, a decrease of 8%. Net income for the quarter ended September 30, 2015 was $796 thousand or $0.15 per diluted share, versus $917 thousand or $0.17 per diluted share, for the comparable period last year, a decrease of 13%. The Company's revenue for the nine months ended September 30, 2015 was $20.8 million, versus $22.4 million for the nine months ended September 30, 2014, a decrease of 7%. Net income for the nine months ended September 30, 2014 was $1.3 million or $0.25 per diluted share, versus $2.5 million or $0.47 per diluted share, for the comparable period last year, a decrease of 48%.

Raymond C. Kubacki, Chairman and Chief Executive Officer, said,

"Our results for the quarter continued to reflect the headwinds in the economy. In addition, many industries and clients continue to be impacted by the dramatic drop in the price of oil, most directly our oil and gas industry clients. At the same time, we are seeing solid growth in new business, with our school testing especially strong. Earnings were also impacted by the costs associated with our capacity expansion in anticipation of business from the implementation of the transport driver law in Brazil. However, earnings in the quarter were positively impacted by R&D tax credits.

"As previously reported, the Brazilian government passed a law this year, signed by the President on March 2nd, that requires professional drivers in the transportation industry to pass a hair drug test when obtaining and renewing their driver's license. The law stated that testing was to begin ninety days after the law was signed, which would have meant June 1st. However, testing has not yet begun due to continued administrative delays relating to implementation of the law. While this delay is disappointing, this is a law and the legal mandate remains in effect, so we expect testing to begin in the near future.

"We believe this Brazil opportunity is truly exciting despite the short-term impact on earnings - $0.07 per diluted share in the third quarter - as we gear up for anticipated volume increases once testing begins. The impact on third quarter earnings was $0.02 per diluted share less than the impact on second quarter 2015 earnings, as we reduced our staffing in the third quarter to account for the delays. Third quarter earnings were positively impacted by R&D tax credits from prior years related to the development of several strategic information technology projects – amounting to $0.09 per diluted share - thereby offsetting the additional capacity expansion expenses related to the Brazil opportunity.

"Our balance sheet remains strong with $1.7 million of cash (this does not reflect a substantial $466K accounts receivable receipt 2 days after quarter close) and $5.8 million of working capital as of September 30, 2015. We obtained $1.1 million of additional equipment financing proceeds in September 2015, for total equipment financing outstanding of $6.3 million as of September 30, 2015. Even with this additional financing, the total loan balance is $700 thousand less than our total original equipment financing in 2014 of $7.0 million and we have an additional $700K of debt financing still available. Our directors share our confidence in the long-term future of Psychemedics and remain committed to rewarding shareholders and sharing the financial success of the Company with them as we move forward. Therefore, the Board has declared a $0.15 dividend for the quarter. This is our 77th consecutive quarterly dividend."

Psychemedics Corporation is the world's largest provider of hair testing for the detection of drugs of abuse. The Company's patented process is used by thousands of U.S. and international clients, including over 10% of the Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve Banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods.

The Psychemedics web site is www.psychemedics.com

Cautionary Statement for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995: From time to time, information provided by Psychemedics may contain forward-looking information that involves risks and uncertainties. In particular, statements contained in this release that are not historical facts (including but not limited to statements concerning earnings, earnings per share, revenues, cash flows, dividends, future business, growth opportunities, new accounts, customer base, market share, test volume, sales and marketing strategies, U.S. and foreign drug testing laws and regulations including effective dates thereof, required investments in plant, equipment and people) may be "forward looking" statements. Actual results may differ from those stated in any forward-looking statements. Factors that may cause such differences include but are not limited to risks associated with the development of markets for new products and services offered, costs of capacity expansion, U.S. and foreign government regulation, including but not limited to FDA regulations, Brazilian laws, proposed laws and regulations, delays in the implementation of laws and regulations, competition and general economic conditions and other factors disclosed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which any such statement is based.

Psychemedics Corporation
Condensed Statements of Comprehensive Income
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues	$ 7,084,265	$ 7,704,047	$20,841,415	$22,443,005
Cost of revenues	3,627,582	3,734,470	10,776,122	10,786,382

Gross profit	3,456,683	3,969,577	10,065,293	11,656,623

Operating Expenses:
General & administrative	1,229,441	1,155,099	3,528,020	3,467,863
Marketing & selling	1,284,016	1,206,479	3,894,614	3,470,588
Research & development	392,042	363,788	1,284,914	986,201

Total Operating Expenses	2,905,499	2,725,366	8,707,548	7,924,652

Operating income	551,184	1,244,211	1,357,745	3,731,971
Other expense, net	(30,411)	(33,941)	(94,614)	(29,157)

Net income before provision for income taxes	520,773	1,210,270	1,263,131	3,702,814

(Benefit from) / provision for income taxes	(275,612)	293,370	(63,106)	1,172,836

Net income and comprehensive income	$ 796,385	$ 916,900	$1,326,237	$2,529,978

Basic net income per share	$0.15	$0.17	$0.25	$0.47

Diluted net income per share	$0.15	$0.17	$0.25	$0.47

Dividends declared per share	$0.15	$0.15	$0.45	$0.45

Weighted average common shares outstanding, basic	5,422,541	5,375,061	5,399,131	5,348,730

Weighted average common shares outstanding, diluted	5,424,989	5,389,425	5,406,053	5,375,472

Psychemedics Corporation
Balance Sheets
(UNAUDITED)

	September 30,	December 31,
	2015	2014

ASSETS
Current Assets:
Cash and cash equivalents	$ 1,721,894	$ 3,612,153
Accounts receivable, net of allowance for doubtful accounts
of $61,992 in 2015 and $95,525 in 2014	5,453,164	4,078,133
Prepaid expenses and other current assets	1,286,774	689,995
Income tax receivable	435,195	1,819,743
Deferred tax assets	601,667	376,529

Total Current Assets	9,498,694	10,576,553
Fixed Assets, net of accumulated amortization and depreciation
of $6,537,560 in 2015 and $5,788,551 in 2014	13,070,787	12,740,131
Other assets	758,968	761,025

Total Assets	$ 23,328,449	$ 24,077,709

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 635,444	$ 845,071
Accrued expenses	1,399,705	1,351,333
Current portion of long-term debt	1,619,633	1,399,925

Total Current Liabilities	3,654,782	3,596,329

Long-term debt	4,677,045	4,848,158
Deferred tax liabilities, long-term	2,796,666	2,796,666
Total Liabilities	11,128,493	11,241,153

Shareholders' Equity:
Preferred-stock, $0.005 par value, 872,521 shares authorized,
no shares issued or outstanding	--	--
Common stock, $0.005 par value; 50,000,000 shares authorized
6,090,671 shares issued in 2015 and 6,043,191 shares issued in 2014	30,453	30,216
Additional paid-in capital	29,919,589	29,454,023
Accumulated deficit	(7,668,297)	(6,565,894)
Less - Treasury stock, at cost, 668,130 shares	(10,081,789)	(10,081,789)

Total Shareholders' Equity	12,199,956	12,836,556

Total Liabilities and Shareholders' Equity	$ 23,328,449	$ 24,077,709

Contact: Neil Lerner
Vice President of Finance
(978) 206-8220
Neill@psychemedics.com